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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3, No. 333-          ), and related Prospectus of
Williams Holdings of Delaware, Inc. for the registration of preferred securities and to the incorporation by reference therein of our report dated February 9, 1996, with respect to the consolidated financial statements and schedule of Williams Holdings of Delaware, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Tulsa, Oklahoma
January 31, 1997